Execution Version

AMENDMENT TO SUBADVISORY AGREEMENT

FOR AST SMALL-CAP EQUITY PORTFOLIO OF

ADVANCED SERIES TRUST

AST Investment Services, Inc., PGIM Investments LLC (collectively, the “Manager”) and Driehaus Capital Management LLC, a Delaware limited liability company (“Driehaus” or the “Subadviser”) hereby agree to amend the Subadvisory Agreement, dated as of August 26, 2022, by and among the Manager and the Subadviser, pursuant to which the Subadviser has been retained to provide investment advisory services to the AST Small-Cap Equity Portfolio, as follows;

1. Schedule A is hereby deleted and replaced with the attached Schedule A.

IN WITNESS HEREOF, AST Investment Services, Inc., PGIM Investments LLC, and Driehaus Capital Management LLC, a Delaware limited liability company have duly executed this Amendment as of the effective date of this Amendment.

AST INVESTMENT SERVICES, INC.

By: /s/ Kenneth Allen

Name: Kenneth Allen

Title: President

PGIM INVESTMENTS LLC

By: /s/ Kenneth Allen

Name: Kenneth Allen

Title: Senior Vice President

DRIEHAUS CAPITAL MANAGEMENT LLC

By: /s/Janet McWilliams

Name: Janet McWilliams

Title: General Counsel

Effective Date as Revised: July 1, 2025

Execution Version

SCHEDULE A

Advanced Series Trust

AST Small-Cap Equity Portfolio

As compensation for services provided by Driehaus Capital Management LLC (“Driehaus”), AST Investment Services, Inc. and PGIM Investments LLC (collectively, “Manager”), as applicable, will pay Driehaus a subadvisory fee on the net assets managed by Driehaus that is equal, on an annualized basis, to the following:

Portfolio	Subadvisory Fee*
AST Small-Cap Equity Portfolio	0.40% of average daily net assets

*In the event Driehaus invests Portfolio assets in other pooled investment vehicles it manages or subadvises, Driehaus will waive its subadvisory fee for the Portfolio in an amount equal to the acquired fund fee paid to Driehaus with respect to the Portfolio assets invested in such acquired fund. Notwithstanding the foregoing, the subadvisory fee waivers will not exceed 100% of the subadvisory fee.

Effective Date as Revised: July 1, 2025